Exhibit 1.01
Broadcom Inc.
Conflict Minerals Report
For The Calendar Year Ended December 31, 2020

This Conflict Minerals Report (this “Report”) of Broadcom Inc. for the calendar year ended December 31, 2020 (the “Reporting Period”) is filed in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”), and pursuant to the Company’s Specialized Disclosure Report on Form SD (“Form SD”) for the Reporting Period filed with the Securities and Exchange Commission (the “SEC”). The Rule imposes certain reporting and disclosure obligations on SEC registrants for which cassiterite, columbite-tantalite, gold, wolframite, or their derivatives, which are limited to tin, tantalum and tungsten (“conflict minerals”), are necessary to the functionality or production of a product manufactured, or contracted to be manufactured, by the registrant.
On April 4, 2018, Broadcom Inc., a Delaware corporation, became the parent company of the Broadcom group and is the successor to Broadcom Limited for SEC reporting purposes. On April 5, 2018, Broadcom Limited converted to a private company limited by shares incorporated under the laws of the Republic of Singapore and changed its legal name from “Broadcom Limited” to “Broadcom Pte. Ltd.” References in this Report to “Broadcom,” “the Company,” “we,” “our,” or “us” refer to Broadcom Inc. and its subsidiaries, on a consolidated basis, unless otherwise indicated or the context otherwise requires.

Company and Product Overview

Broadcom is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom has a history of innovation and offers thousands of products that are used in end products such as enterprise and data center networking, home connectivity, set-top boxes, broadband access, telecommunication equipment, smartphones and base stations, data center servers and storage systems, factory automation, power generation and alternative energy systems, and electronic displays.
Broadcom’s infrastructure software solutions enable customers to plan, develop, automate, manage and secure applications across mobile, cloud, distributed and mainframe platforms.

Design of Conflict Minerals Program

Broadcom’s due diligence framework with regards to conflict minerals, which is summarized below, conforms to the Organization for Economic Co-operation and Development (“OECD”) Guidance for Responsible Supply Chains for Minerals from Conflict-Affected and High Risk Areas, and the Supplements on Tin, Tantalum and Tungsten and on Gold.

Step 1 - Establish strong company management systems

•Adopt a Conflict Mineral Policy and make it publicly available on our website. (https://www.broadcom.com/company/citizenship/supplier-responsibility)
•Establish an internal conflict minerals team led by our Global Quality organization to implement our Conflict Minerals Policy, which reports program activities to executive management on a regular basis.
•Establish a public email address (conflict.minerals@broadcom.com) for general inquiries.
•Establish a grievance mechanism to enable employees, suppliers and stakeholders to report any concerns and violations.
•Maintain records relating to our conflict minerals program.
•Utilize the Conflict Minerals Reporting Template (“CMRT”), a standardized reporting template developed by the Responsible Minerals Initiative (“RMI”) to identify smelters and refiners (“SORs”) that process the necessary conflict minerals contained in our products.

Exhibit 1.01
Step 2 - Identify and assess risks in the supply chain

•Survey our supply chain using the CMRT, requesting identified direct suppliers to identify SORs and country of origin of the conflict minerals.
•Contact suppliers who returned the CMRT that require follow-up based on internally defined criteria.
•Compare our final SORs list against the list of facilities maintained by RMI’s Responsible Minerals Assurance Process (“RMAP”) to identify which SORs are certified “conflict-free” (“conformant”) or active.

Step 3 - Design and implement a strategy to respond to identified risks

•Devise a risk management plan to respond to identified risk in the event that Broadcom’s due diligence process identifies smelters in the supply chain to be sourcing or processing conflict minerals from the Democratic Republic of Congo or adjoining countries (together, the “DRC”), and that are not RMAP conformant.
•Perform risk mitigation efforts by encouraging suppliers to purchase materials from SORs validated as “conflict-free” by an independent auditor to demonstrate conformance with the RMAP assessment protocols and implement due diligence measures for conflict-free sourcing.
•Contact SORs, who are not RMAP conformant or active and whose email contact information is available from RMI, to participate in an independent third-party audit program to demonstrate conformance with the RMAP assessment protocols.
•Provide status reports, including information on the source and chain of custody of conflict minerals in our supply chain, to our senior management regularly.

Step 4 - Independent third-party audit of SOR’s due diligence practices

•Broadcom supports the development of a range of tools and resources, including the RMAP, the CMRT, Reasonable Country of Origin Inquiry (“RCOI”) data and a range of guidance documents on conflict minerals sourcing, through our membership with RMI.
•As Broadcom does not source directly from conflict minerals processing facilities, we rely on RMAP to coordinate independent third-party audits on SORs.

Step 5 - Report annually on supply chain due diligence

•In accordance with the Rule, Broadcom will file a Form SD and a conflict minerals report with the SEC on an annual basis. This Report is also available on our website (https://www.broadcom.com/company/citizenship/supplier-responsibility).

Description of Due Diligence Measures Performed

•Sent our policy to suppliers to communicate Broadcom’s goal and expectations of them to cooperate in providing due diligence information and to encourage suppliers to purchase materials from SORs validated as “conflict-free” by an independent auditor and demonstrated conformant to RMAP assessment protocols, and requested that suppliers return a completed CMRT.
•Contacted suppliers who returned the CMRT that require follow-up based on internally defined criteria.
•Compared our final SORs list (compiled based on information received from suppliers) against the list of facilities maintained by RMAP to identify which SORs are RMAP conformant or active.

Exhibit 1.01
•Performed outreach via email to SORs who are not RMAP conformant or active and whose email contact information is available from RMI by sending RMI’s standard smelter engagement letter inviting them to commence their participation in an independent third-party audit program to demonstrate their compliance with the RMAP assessment protocols.
•Provided status reports, including information on the source and chain of custody of conflict minerals in our supply chain, to our senior management regularly and at least once a quarter.

Results of Our Due Diligence Measures

Broadcom uses tin, tantalum, tungsten and gold (“3TG”) in the design and manufacture of many of its products and is therefore a “downstream” company in the conflict minerals supply chain. Due to the nature of our supply chain, we do not typically have a direct relationship with 3TG SORs. Our manufacturing operations employ a wide variety of semiconductors, electromechanical components and raw materials that are also supplied by other downstream companies in the supply chain. Our due diligence process involves seeking data from our relevant suppliers, and these also suppliers seek similar information from their supply chain in order to identify the sources for the necessary conflict minerals. We rely on the good faith efforts of our supply chain to provide us with reasonable data. We also depend largely on information collected and provided by RMI obtained through their independent third-party audit programs. We achieved a response rate of 100% for our supply chain survey.

Many of our suppliers sourced 3TG from a variety of upstream sources and provided information to us on an aggregated, company-wide level. Due to the fungible nature of these materials, we understand that these suppliers were unable to trace the 3TG that they source into the products provided to any particular customers (including Broadcom). As a result, our list of SORs may contain more facilities than are actually used in our supply chain. In addition, our list of SORs may not include all the SORs in our supply chain as our suppliers were unable to identify the SORs of some of the conflict minerals.

We compare SORs declared by our suppliers against the list of facilities that are certified “conflict free” by the RMAP and/or London Bullion Market Association (LBMA), and we obtain countries of origin information (when available) from RMI. We have identified 326 SORs in our supply chain at some point during the 2020 reporting year, of which 61 SORs were removed from our supply chain and 6 SORs had ceased operations.

As a result, as of December 31, 2020, we had 259 active SORs in our supply chain, of which 245 SORs have been validated as “conflict free,” 12 SORs are listed as “Active” as they are at various stages of the audit cycle in the RMAP, and the remaining 2 SORs have no known participation in the RMAP. However, we were unable to ascertain the country of origin and/or chain of custody of all necessary conflict minerals because, for this reporting period, many SORs facilities had not yet received a “conflict free” designation.

As reported to us by our relevant suppliers, we have included a list of SORs determined to be legitimate processing facilities by the RMI and/or LBMA and the locations of these facilities in Tables 1, 2 and 3.

As previously noted, because of the nature of our supply chain, we do not typically have any direct relationship with 3TG SORs. Therefore, as noted above, we contributed to the improvement of SOR diligence practices by working through our supply chain and through our membership with RMI.

Ongoing Improvement Efforts

For the next reporting period, we intend to continue taking steps to further mitigate the risk that conflict minerals that are necessary to the functionality or production of our products finance or benefit armed groups in the DRC.

Exhibit 1.01

These steps include:
•work with relevant suppliers to update their conflict minerals reporting template using the latest CMRT and verify the identified smelters with RMI’s most current list;
•continue to refine our conflict minerals program to improve our reasonable due diligence measures in our efforts to determine the source and chain of custody of conflict minerals;
•continue to work with suppliers and others on industry-wide solutions to enable products that are DRC conflict free;
•when required by the Rule, obtain an independent private sector audit for the Report; and
•extend RCOI and due diligence measures to any of our recently acquired entities and businesses.

Exhibit 1.01
Tables of Our Conflict Minerals Processing Smelters or Refiners

Set forth in the tables below are lists of the 326 SORs facilities identified by our suppliers as possibly being used to process their necessary conflict minerals. The SORs status set forth in the lists below are based on information provided by RMI and/or LBMA as of April 1, 2021. Our efforts to determine the mine or location of origin of our necessary conflict minerals are set forth above in “Description of Due Diligence Measures Performed” and “Results of Our Due Diligence Measures.”

Table 1: Conformant smelters and refiners

Metal	Smelter or Refiner Name	Country Location
Gold	8853 S.p.A.	Italy
Gold	Advanced Chemical Company	United States of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	AU Traders and Refiners	South Africa
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Republic of Korea
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Geib Refining Corporation	United States of America
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan

Exhibit 1.01

Metal	Smelter or Refiner Name	Country Location
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Republic of Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L'Orfebre S.A.	Andorra
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Gold	LT Metal Ltd.	Republic of Korea
Gold	Marsam Metals	Brazil
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Safimet S.p.A	Italy

Exhibit 1.01

Metal	Smelter or Refiner Name	Country Location
Gold	SAFINA A.S.	Czechia
Gold	Samduck Precious Metals	Republic of Korea
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Republic of Korea
Gold	TSK Pretech	Republic of Korea
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	AMG Brasil	Brazil
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	CP Metals Inc.*	United States of America
Tantalum	D Block Metals, LLC	United States of America
Tantalum	Exotech Inc.	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States of America
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China

Exhibit 1.01

Metal	Smelter or Refiner Name	Country Location
Tantalum	KEMET de Mexico	Mexico
Tantalum	KEMET Blue Powder*	United States of America
Tantalum	Meta Materials	Republic of North Macedonia
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	QuantumClean	United States of America
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha	United States of America
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	Dowa	Japan
Tin	EM Vinto	Plurinational State of Bolivia
Tin	Fenix Metals	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States of America
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain

Exhibit 1.01

Metal	Smelter or Refiner Name	Country Location
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Plurinational State of Bolivia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam
Tin	Thaisarco	Thailand
Tin	Tin Technology & Refining	United States of America
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian JinXin Tungsten Co., Ltd.*	China
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany

Exhibit 1.01

Metal	Smelter or Refiner Name	Country Location
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	KGETS Co., Ltd.	Republic of Korea
Tungsten	Lianyou Metals Co., Ltd.	Taiwan
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Vietnam
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Niagara Refining LLC	United States of America
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	Republic of Korea
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd*	China
* Denotes a conformant smelter or refiner reported to have ceased operations in the reporting year.

Exhibit 1.01
Table 2: Smelters and refiners not on RMAP conformant list but actively working with RMAP (Active)

Metal	Smelter or Refiner Name	Country Location
Gold	Augmont Enterprises Private Limited‡	India
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	International Precious Metal Refiners‡	United Arab Emirates
Tin	CRM Synergies‡	Spain
Tin	CV Ayi Jaya	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Estanho de Rondonia S.A.	Brazil
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Timah Nusantara‡	Indonesia
Tin	Super Ligas	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.*	China
Tungsten	JSC Kirovgrad Hard Alloys Plant	Russian Federation
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
‡ Denotes a smelter that was removed from our supply chain in the reporting year.
* Denotes a smelter or refiner reported to have ceased operations in the reporting year.

Table 3: Smelters and refiners not on RMAP conformant list

Metal	Smelter or Refiner Name	Country Location
Gold	Abington Reldan Metals, LLC‡	United States of America
Gold	African Gold Refinery‡	Uganda
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.‡	Turkey
Gold	Caridad‡	Mexico
Gold	CGR Metalloys Pvt Ltd.‡	India
Gold	Degussa Sonne / Mond Goldhandel GmbH‡	Germany
Gold	Dijllah Gold Refinery FZC‡	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.‡	Zimbabwe
Gold	Fujairah Gold FZC‡	United Arab Emirates
Gold	GCC Gujrat Gold Centre Pvt. Ltd. ‡	India
Gold	Gold Coast Refinery‡	Ghana
Gold	Guangdong Jinding Gold Limited‡	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.‡	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.‡	China
Gold	Hunan Chenzhou Mining Co., Ltd.‡	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.‡	China
Gold	HwaSeong CJ CO., LTD.‡	Republic of Korea
Gold	Industrial Refining Company‡	Belgium
Gold	JALAN & Company‡	India

Exhibit 1.01

Metal	Smelter or Refiner Name	Country Location
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant‡	Russian Federation
Gold	Kaloti Precious Metals‡	United Arab Emirates
Gold	Kazakhmys Smelting LLC‡	Kazakhstan
Gold	Kundan Care Products Ltd. ‡	India
Gold	Kyshtym Copper-Electrolytic Plant ZAO‡	Russian Federation
Gold	L'azurde Company For Jewelry‡	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.‡	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.‡	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.‡	China
Gold	Modeltech Sdn Bhd‡	Malaysia
Gold	Morris and Watson‡	New Zealand
Gold	NH Recytech Company‡	Republic of Korea
Gold	Pease & Curren‡	United States of America
Gold	Penglai Penggang Gold Industry Co., Ltd.‡	China
Gold	QG Refining, LLC‡	United States of America
Gold	Refinery of Seemine Gold Co., Ltd.‡	China
Gold	Sabin Metal Corp.‡	United States of America
Gold	Sai Refinery‡	India
Gold	Samwon Metals Corp.‡	Republic of Korea
Gold	Shandong Humon Smelting Co., Ltd.‡	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.‡	China
Gold	Shirpur Gold Refinery Ltd.‡	India
Gold	Sovereign Metals‡	India
Gold	State Research Institute Center for Physical Sciences and Technology‡	Lithuania
Gold	Sudan Gold Refinery‡	Sudan
Gold	Tongling Nonferrous Metals Group Co., Ltd.‡	China
Gold	Umicore Brasil Ltda.*	Brazil
Gold	Yunnan Copper Industry Co., Ltd.‡	China
Tin	An Vinh Joint Stock Mineral Processing Company‡	Vietnam
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company‡	Vietnam
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.‡	China
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company‡	Vietnam
Tin	Pongpipat Company Limited‡	Myanmar
Tin	Precious Minerals and Smelting Limited‡	India
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company‡	Vietnam
Tin	VQB Mineral and Trading Group JSC‡	Vietnam
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.‡	China
Tungsten	GEM Co., Ltd.‡	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.‡	China
‡ Denotes a smelter that was removed from our supply chain in the reporting year.
* Denotes a smelter or refiner reported to have ceased operations in the reporting year.